$20,000.00	July 21, 2011

Promissory Note

As hereinafter agreed Grote Molen, Inc, jointly and severally, promises to pay to the order of Sugar Loaf Management LLC, Twenty Thousand Dollars and no cents. ($20,000.00). And it is hereby agreed that the said amount ($20,000.00) shall be payable upon demand. Interest shall accrue at a rate of eight percent (8%) per annum and will be charged on the unpaid balance until the whole amount of the principal and interest is paid. There shall be no penalty for early payment of this note.

Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorney's fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the county of Bannock County, the State of Idaho. This note shall be governed by and construed in accordance with the laws of the State of Idaho.

UNDERSIGNED:
John B. Hofman
/s/ John B. Hofman
John B. Hofman, President
Grote Molen, Inc